VANDERKAM & ASSOCIATES
                                ATTORNEYS AT LAW
                             1301 TRAVIS, STE. 1200
                                HOUSTON, TX 77002
                                 (713) 547-8900
                            (713) 547-8910 FACSIMILE


                                November 14, 2003


Goldtech Mining Corporation
4904 Waters Edge Dr. #160
Raleigh, NC 27606

Attention: Ralph Jordan



     For services rendered by Hank Vanderkam, Esq. in August, September, October and November 2003 in connection with the following:


1. Preparation of preliminary information statement; request for broker search.

2. Drafting of asset acquisition agreement.

3. Preparation of definitive information statement.

4. Various transfer agent matters.

5. Drafting of Articles of Incorporation for the new Nevada corporation

6. Drafting of Plans of Merger for the State of Nevada and the State of Delaware.

7. Procurement of new CUSIP number.

8. Procure new CUSIP number.

9. Procure new symbol.

10. Various minutes and administrative functions relative to the foregoing.


                            Total time charges             25,000 post
                                                                  reverse
                                                                  split shares
                            Amount due currently           12,500 shares